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Exhibit 23(j)


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 33-23966), and to the incorporation by reference therein of our report dated February 11, 2005 on the financial statements and financial highlights of The Park Avenue Portfolio for the year ended December 31, 2004.

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2005